                                                                    Exhibit 4.13

================================================================================





                             U.S. SECURITY AGREEMENT

                                      among

                  QUALITY DISTRIBUTION, INC. (f/k/a MTL, Inc.),

                             VARIOUS SUBSIDIARIES OF
                           QUALITY DISTRIBUTION, INC.

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                               as Collateral Agent

                ------------------------------------------------


                            Dated as of June 9, 1998
                                       and
                   Amended and Restated as of August 28, 1998
                                       and
                 Further Amended and Restated as of May 30, 2002

                ------------------------------------------------




================================================================================

                                                  Table of Contents
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
ARTICLE I  SECURITY INTERESTS..........................................................................4

         1.1  Grant of Security Interests..............................................................4
         1.2  Power of Attorney........................................................................6

ARTICLE II  GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS..........................................6

         2.1  Necessary Filings........................................................................6
         2.2  No Liens.................................................................................7
         2.3  Other Financing Statements...............................................................7
         2.4  Chief Executive Office; Records..........................................................7
         2.5  Location of Inventory and Equipment......................................................8
         2.6  Recourse.................................................................................8
         2.7  Legal Names; Organizational Identification Number; Trade Names; Change of Name; etc......8
         2.8  Jurisdiction and Type of Organization....................................................9
         2.9  Collateral in the Possession of a Bailee.................................................9
         2.10  As-Extracted Collateral; Timber-to-be-Cut..............................................10

ARTICLE III  SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS..................10

         3.1  Additional Representations and Warranties...............................................10
         3.2  Maintenance of Records..................................................................10
         3.3  Direction to Account Debtors; Contracting Parties; etc..................................11
         3.4  Modification of Terms; etc..............................................................11
         3.5  Collection..............................................................................11
         3.6  Instruments.............................................................................12
         3.7  Further Actions.........................................................................12
         3.8  Assignors Remain Liable Under Receivables and Contracts.................................12
         3.9  Deposit Accounts; Etc...................................................................12
         3.10  Letter-of-Credit Rights................................................................13
         3.11  Commercial Tort Claims.................................................................14
         3.12  Chattel Paper..........................................................................14

ARTICLE IV  SPECIAL PROVISIONS CONCERNING TRADEMARKS..................................................14

         4.1  Additional Representations and Warranties...............................................14
         4.2  Licenses and Assignments................................................................15
         4.3  Infringements...........................................................................15
         4.4  Preservation of Marks...................................................................15
         4.5  Maintenance of Registration.............................................................15
         4.6  Future Registered Marks.................................................................16


                                       (i)

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                                                      (continued)
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ARTICLE V  SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS........................16

         5.1  Additional Representations and Warranties...............................................16
         5.2  Licenses and Assignments................................................................17
         5.3  Infringements...........................................................................17
         5.4  Maintenance of Patents and Copyrights...................................................17
         5.5  Prosecution of Patent or Copyright Application..........................................18
         5.6  Other Patents and Copyrights............................................................18
         5.7  Remedies................................................................................18

ARTICLE VI  SPECIAL PROVISIONS CONCERNING TRACTOR TRAILERS............................................18

         6.1  Additional Representations and Warranties...............................................18
         6.2  Maintenance of Registration.............................................................19
         6.3  Subsequently Acquired Tractor Trailers..................................................19
         6.4  Remedies................................................................................19
         6.5  Further Assurances......................................................................20

ARTICLE VII  PROVISIONS CONCERNING ALL COLLATERAL.....................................................20

         7.1  Protection of Collateral Agent's Security...............................................20
         7.2  Warehouse Receipts Non-Negotiable.......................................................21
         7.3  Further Actions.........................................................................21
         7.4  Financing Statements....................................................................21
         7.5  Additional Information..................................................................21

ARTICLE VIII  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT............................................21

         8.1  Remedies; Obtaining the Collateral Upon Default.........................................21
         8.2  Remedies; Disposition of the Collateral.................................................23
         8.3  Waiver of Claims........................................................................24
         8.4  Application of Proceeds.................................................................24
         8.5  Remedies Cumulative.....................................................................29
         8.6  Discontinuance of Proceedings...........................................................29

ARTICLE IX  INDEMNITY.................................................................................30

         9.1  Indemnity...............................................................................30
         9.2  Indemnity Obligations Secured by Collateral; Survival...................................31

ARTICLE X  DEFINITIONS................................................................................31


ARTICLE XI  MISCELLANEOUS.............................................................................41

         11.1  Notices................................................................................41
         11.2  Waiver; Amendment; Notice of Acceleration..............................................42


                                       (ii)

                                                  Table of Contents
                                                      (continued)
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         11.3  Obligations Absolute...................................................................43
         11.4  Successors and Assigns.................................................................43
         11.5  Headings Descriptive...................................................................44
         11.6  GOVERNING LAW..........................................................................44
         11.7  Assignor's Duties......................................................................44
         11.8  Termination; Release...................................................................44
         11.9  Counterparts...........................................................................46
         11.10  The Collateral Agent..................................................................47
         11.11  Severability..........................................................................47
         11.12  Limited Obligations...................................................................47
         11.13  Additional Assignors..................................................................47
         11.14  Release of Assignors..................................................................47
         11.15  No Third Party Beneficiaries..........................................................48

ARTICLE XII  SPECIAL AGREEMENTS AND ACKNOWLEDGEMENTS BY SECURED CREDITORS.............................48

         12.1  Priorities With Respect to Collateral, etc.............................................48
         12.2  Right to Contest; etc..................................................................49
         12.3  Payment Invalidated....................................................................50
         12.4  Right to Amend. Etc....................................................................50
         12.5  Creation of Future Obligations.........................................................50
         12.6  Effectiveness..........................................................................51
         12.7  Further Assurances.....................................................................51

ANNEX A    Schedule of Chief Executive Offices/Record Locations
ANNEX B    Schedule of Inventory and Equipment Locations
ANNEX C    Schedule of Legal Names, Organizational Identification Numbers and Trade and Fictitious Names
ANNEX D    Schedule of Marks and Applications
ANNEX E    Schedule of Patents and Applications
ANNEX F    Schedule of Copyrights and Applications
ANNEX G    Assignment of Security Interest in Certain Patents and Trademarks
ANNEX H    Assignment of Security Interest in Certain Copyrights
ANNEX I    Schedule of Tractor Trailers
ANNEX J    The Collateral Agent
ANNEX K    Schedule of Jurisdictions and Types of Organizations
ANNEX L    Schedule of Deposit Accounts
ANNEX M    Description of Commercial Tort Claims
ANNEX N    Form of Control Agreement Regarding Deposit Accounts


                                       (iii)

                                                                   EXHIBIT H-1-A

               SECOND AMENDED AND RESTATED U.S. SECURITY AGREEMENT

         U.S. SECURITY AGREEMENT, dated as of June 9, 1998, amended and restated as of August 28, 1998 and further amended and restated as of May 30, 2002 (as so amended and restated and as the same may be further amended, amended and restated, modified and/or supplemented from time to time, this "Agreement"), among each of the undersigned (each, an "Assignor" and, together with each other entity which becomes a party hereto pursuant to Section 11.13, collectively, the "Assignors") and CREDIT SUISSE FIRST BOSTON, as Collateral Agent (in such capacity, together with any successor collateral agent, the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein shall have the meanings provided therefor in
Article X hereof.

                              W I T N E S S E T H :

         WHEREAS, Quality Distribution, Inc. (f/k/a MTL, Inc.)[("Holdings"), Quality Distribution, LLC](1) (the "U.S. Borrower"), Levy Transport Ltd./Levy Transport Ltee (the "Canadian Borrower" and, together with the U.S. Borrower, collectively, the "Borrowers"), various financial institutions from time to time party thereto (such financial institutions, together with their successors and assigns, and any lenders pursuant to any Credit Agreement referred to below, being herein collectively called the "Banks"), Lasalle Bank National Association (f/k/a ABN AMRO Bank N.V.), The Bank of Nova Scotia, PB Capital Corporation (f/k/a BHF-Bank Aktiengesellschaft), Bank Austria Creditanstalt Corporate Finance, Inc. and Royal Bank of Canada, as Co-Agents, Salomon Brothers Holding Company Inc, as Documentation Agent (in such capacity, together with any successor documentation agent, the "Documentation Agent"), Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Syndication Agent (in such capacity, together with any successor syndication agent, the "Syndication Agent"), and Credit Suisse First Boston, as Administrative Agent (in such capacity, together with any successor administrative agent, the "Administrative Agent", and together with the Banks, each Letter of Credit Issuer, the Documentation Agent, the Syndication Agent and the Collateral Agent, the "Bank Creditors"), have entered into a Credit Agreement, dated as of June 9, 1998 and amended and restated as of August 28, 1998, providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the U.S. Borrower as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same has been, and may from time to time be, amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) of all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall

----------
(1) Bracketed text to be included if a Qualified Exchange Transaction is to be consummated.

                                                                   Exhibit H-1-A
                                                                          Page 2

only be treated as, or as part of, the Credit Agreement hereunder if (i) either
(A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Banks shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement,
(ii) the refinancing or replacement indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced or replaced (if such Credit Agreement is to remain outstanding) and the other Credit Documents then in effect and under the Senior [Subordinated](2) Secured Notes Documents referred to below (if the Senior [Subordinated] Secured Notes (as defined below) remain outstanding) and (iii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the U.S. Borrower to the Collateral Agent);

         WHEREAS, [Holdings and/or] one or more of the Borrowers may from time to time enter into one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement with an Other Creditor (as hereinafter defined), an "Interest Rate Protection Agreement or Other Hedging Agreement"), with Credit Suisse First Boston in its individual capacity ("CSFB"), any Bank or a syndicate of financial institutions organized by CSFB or any such Bank, or an affiliate of CSFB or any such Bank (CSFB, any such Bank or Banks or affiliate or affiliates of CSFB or such Bank or Banks (even if CSFB or any such Bank ceases to be a Bank under the Credit Agreement for any reason) and any such institution that participates in such Interest Rate Protection Agreements or Other Hedging Agreements and their subsequent successors and assigns collectively, the "Other Creditors");

         WHEREAS, the U.S. Borrower, as issuer, and the other Assignors [(other than Holdings)](3), as guarantors, have entered into the Senior [Subordinated] Secured Notes Indenture (as defined below) with the trustee thereunder (in such capacity, together with any successor trustee, the "Senior [Subordinated] Secured Notes Indenture Trustee"), providing for the issuance of Senior [Subordinated] Secured Notes by the U.S. Borrower (with the holders from time to time of such Senior [Subordinated] Secured Notes being herein called the "Senior [Subordinated] Secured Noteholders");


----------
(2) References to "[Subordinated]" throughout this Agreement will be included in the event a Qualified Exchange Transaction is to be consummated.

(3) To be included in the event a Qualified Exchange Transaction is to be consummated.

                                                                   Exhibit H-1-A
                                                                          Page 3

         [WHEREAS, pursuant to the Holdings Guaranty, Holdings has guaranteed to the Bank Creditors and the Other Creditors the payment when due of the Guaranteed Obligations;](4)

         WHEREAS, pursuant to the U.S. Borrower Guaranty, the U.S. Borrower has guaranteed to the Bank Creditors and the Other Creditors the payment when due of the Canadian Guaranteed Obligations;

         WHEREAS, pursuant to a U.S. Subsidiaries Guaranty, dated as of June 9, 1998 and amended and restated as of August 28, 1998 (as so amended and restated and as the same may be further amended, amended and restated, modified and/or supplemented from time to time, the "U.S. Subsidiaries Guaranty"), each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Bank Creditors and the Other Creditors the payment when due of all obligations and liabilities of [Holdings and] the Borrowers under or with respect to the Credit Documents and each Interest Rate Protection Agreement or Other Hedging Agreement;

         WHEREAS, pursuant to certain of the Senior [Subordinated] Secured Notes Documents, the Assignors have jointly and severally guaranteed the payment when due of all obligations and liabilities of the U.S. Borrower under or with respect to the Senior [Subordinated] Secured Notes Documents;

         WHEREAS, certain of the Assignors have heretofore entered into a U.S. Security Agreement, dated as of June 9, 1998 and amended and restated as of August 18, 1998 (as so amended and restated and as the same has been further amended, modified and/or supplemented to but not including the date hereof, the "Original Amended and Restated U.S. Security Agreement");

         WHEREAS, it is a condition precedent to the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the U.S. Borrower under the Credit Agreement and to the Other Creditors entering into Interest Rate Protection Agreements or Other Hedging Agreements on and after the date of the consummation of the Exchange Transaction that each Assignor shall have executed and delivered to the Collateral Agent this Agreement;

         WHEREAS, it is a condition precedent to the issuance of the Senior [Subordinated] Secured Notes by the U.S. Borrower under the Senior [Subordinated] Secured Notes Indenture that each Assignor shall have executed and delivered to the Collateral Agent this Agreement, providing for, inter alia, the grant of a security interest to secure the Senior [Subordinated] Secured Notes Obligations on the terms set forth therein; and

         WHEREAS, each Assignor desires to execute this Agreement to satisfy the condition described in the preceding paragraph and to amend and restate the Original Amended and Restated U.S. Security Agreement in the form of this Agreement;

----------
(4) To be included in the event a Qualified Exchange Transaction is to be consummated.

                                                                   Exhibit H-1-A
                                                                          Page 4

         NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors (as defined below) and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

                                   ARTICLE I

                               SECURITY INTERESTS

         1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations (excluding the Senior [Subordinated] Secured Notes Obligations in the case of an assignment, transfer, grant or pledge of Excluded Senior [Subordinated] Secured Notes Collateral by any Assignor), each Assignor does hereby assign and transfer unto the Collateral Agent for the benefit of the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor in the case of any assignment, transfer, pledge or grant of Excluded Senior [Subordinated] Secured Notes Collateral by any Assignor), and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor in the case of any assignment, transfer, pledge or grant of Excluded Senior [Subordinated] Secured Notes Collateral by any Assignor), a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case, whether now existing or hereafter from time to time acquired:

                  (i) each and every Receivable;

                  (ii) all Contracts, together with all Contract Rights arising thereunder;

                  (iii) all Inventory;

                  (iv) the Cash Collateral Account and any other cash collateral account established for such Assignor for the benefit of the Secured Creditors and all moneys, securities and instruments deposited or required to be deposited in such Cash Collateral Account;

                  (v) all Equipment;

                  (vi) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

                  (vii) all Patents and Copyrights and all reissues, renewals and extensions thereof;

                  (viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets and Trade Secret Rights;

                                                                   Exhibit H-1-A
                                                                          Page 5

                  (ix) all insurance policies;

                  (x) all other Goods, General Intangibles, Chattel Paper (including without limitation all Tangible Chattel Paper and all Electronic Chattel Paper), Documents and Instruments of such Assignor;

                  (xi) all Permits;

                  (xii) all Tractor Trailers;

                  (xiii) all cash;

                  (xiv) all Commercial Tort Claims;

                  (xv) all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

                  (xvi) all Investment Property;

                  (xvii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

                  (xviii) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

                  (xix) all Supporting Obligations;

                  (xx) all Proceeds and products of any and all of the foregoing (all of the above, including this clause (xx), collectively, the "Collateral").

         (b) Notwithstanding anything to the contrary contained above in this
Section 1 or elsewhere in this Agreement, no Excluded Senior [Subordinated] Secured Notes Collateral hereunder shall secure any of the Senior [Subordinated] Secured Notes Obligations (although the Excluded Senior [Subordinated] Secured Notes Collateral shall secure all other Obligations hereunder).

         (c) As security for the prompt and complete payment and performance when due of all of the Senior [Subordinated] Secured Notes Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent and does hereby pledge and grant to the Collateral Agent for the benefit of the Senior [Subordinated] Secured Notes Creditor, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the Collateral (other than the Excluded Senior [Subordinated] Secured Notes Collateral), whether now existing or hereafter from time to time acquired, subject to the Liens on such Collateral in favor of the Collateral Agent for the benefit of the Bank Creditors and the Other Creditors. It is understood

                                                                   Exhibit H-1-A
                                                                          Page 6

and agreed that the assignment, transfer, pledge and grant described in the preceding sentence has been incorporated herein (out of an abundance of caution) to ensure that this Agreement, which first provides for the Senior [Subordinated] Secured Notes Obligations to be secured as provided herein on the Second Restatement Effective Date, validly gives rise to the grant of a security interest securing the Senior [Subordinated] Secured Notes Obligations.

         (d) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

         1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

         2.1 Necessary Filings. (i) All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent for the benefit of the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor in the case of any assignment, transfer, pledge or grant of Excluded Senior [Subordinated] Secured Notes Collateral by any Assignor) hereby in respect of the Collateral have been accomplished or (x) in the case of Collateral for which it is necessary to file a UCC-1 financing statement in order to perfect a security interest in such Collateral, such filings will be accomplished within 10 days following the Original Effective Date (or to the extent such Collateral is acquired after the Original Effective Date, within 10 days following the date of the acquisition of such Collateral) and (y) in the case of Collateral for which a certificate of title has been issued and for which it is necessary to record a security interest upon such certificate of title in order to perfect a security interest in such Collateral, such recordings will be accomplished within 90 days following the Original Effective Date (or to the extent such Collateral is acquired after the Original Effective Date, within 90 days following the date of the acquisition of such Collateral) or such later date as the Collateral Agent shall determine in its sole discretion, and (ii) the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes (or, in the case of Collateral subject to clauses (x) and (y) above, upon compliance with such clauses, will constitute) a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform

                                                                   Exhibit H-1-A
                                                                          Page 7

Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

         2.2 No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the Second Restatement Effective Date such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens and Liens created under this Agreement) and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

         2.3 Other Financing Statements. As of the Second Restatement Effective Date, there is no financing statement evidencing a valid security interest against [Holdings] [the U.S. Borrower](5) or any of its Subsidiaries (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than (x) those created under this Agreement, (y) as may be filed in connection with Permitted Liens and (z) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered or shall be delivered to the Collateral Agent pursuant to the terms of the Secured Debt Agreements), and at all times prior to the Termination Date, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Secured Debt Agreements.

         2.4 Chief Executive Office; Records. As of the Second Restatement Effective Date, the chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights and Trade Secret Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the

----------

(5) Where this bracketed text appears in this Agreement, the term "Holdings" (rather than "U.S. Borrower") should be inserted unless the Exchange Transaction to be consummated is not a Qualified Exchange Transaction.

                                                                   Exhibit H-1-A
                                                                          Page 8

Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

         2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the Second Restatement Effective Date by each Assignor is located at one of the locations shown on Part I of Annex B hereto or is in transit between such locations. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Part I of Annex B hereto (or to a service location in one of the states or provinces listed on Part I of Annex B hereto), or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5, except as permitted to be sold, transferred or exchanged in accordance with the terms hereof and in the Secured Debt Agreements. Any Assignor may establish a new location for Inventory and Equipment within any state or province included in the addresses on Part I of Annex B, any state or province set forth in Part II of Annex B or any state or province set forth in
Part III of Annex B; provided, that, (i) in the case of any new location set forth in Part I or II of Annex B, it shall have given notice to the Collateral Agent within 30 days after establishing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) in the case of any new location set forth in Part III of Annex B, it shall have given to the Collateral Agent not less than 30 days prior written notice of its intention to establish such new location, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (iii) with respect to such new location, it shall take all action as the Collateral Agent may reasonably request to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iv) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (v) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

         2.6 Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

         2.7 Legal Names; Organizational Identification Number; Trade Names; Change of Name; etc. The exact legal name of each Assignor, and the organizational identification number (if any) of each Assignor, as of the Second Restatement Effective Date is listed on Annex C hereto for such Assignor. No Assignor has or operates in any jurisdiction under, or in the five years preceding the Second Restatement Effective Date has had or has operated in any

                                                                   Exhibit H-1-A
                                                                          Page 9

jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. No Assignor shall change its legal name, organizational identification number (if any) or assume or operate in any jurisdiction under any trade, fictitious or other name except its legal name, organizational identification number and those trade names in each case listed on Annex C hereto for such Assignor and those that may be established in accordance with the immediately succeeding sentence of this Section 2.7. No Assignor shall change its legal name or organizational identification number or assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name and/or jurisdiction, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect and (iii) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby. In addition, to the extent that any Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

         2.8 Jurisdiction and Type of Organization. The jurisdiction of organization of each Assignor, and the type of organization of each Assignor, as of the Second Restatement Effective Date is listed on Annex K hereto for such Assignor. No Assignor shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Collateral Agent not less than 30 day's prior written notice of intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new jurisdiction of organization and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         2.9 Collateral in the Possession of a Bailee. If any Inventory or other Goods are at any time in the possession of a bailee, the respective Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the respective Assignor. The Collateral Agent agrees with the Assignors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

                                                                   Exhibit H-1-A
                                                                         Page 10

         2.10 As-Extracted Collateral; Timber-to-be-Cut. On the Second Restatement Effective Date, no Assignor owns, or expects to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the Second Restatement Effective Date any Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

                                  ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

         3.1 Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine legal, valid and binding (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or law) obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the inventory, materials, equipment or merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or law)) and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

         3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, originals or copies of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times and intervals as the Collateral Agent may request. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its

                                                                   Exhibit H-1-A
                                                                         Page 11

representatives (copies of which evidence and books and records may be retained by such Assignor). Each Assignor shall legend, in form and manner satisfactory to the Collateral Agent, all leases of Tractor Trailers to Program Affiliates, as well as all documents of such Assignor evidencing or pertaining to such leases, with an appropriate reference to the fact that such lease has been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein. In addition, if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Receivables and all other Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables or such other Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

         3.3 Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause
(x), and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Upon the occurrence and during the continuance of an Event of Default, without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 8.4 of this Agreement. The costs and expenses (including attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

         3.4 Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.5. No Assignor shall rescind or cancel any indebtedness evidenced by any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by
Section 3.5 and (ii) to the extent that the aggregate cost to [Holdings] [the U.S. Borrower] and its Subsidiaries of any such recision, cancellation, modification, adjustment, extension, compromise, settlement or sale is not reasonably likely to have a Material Adverse Effect. Each Assignor will duly fulfill all material obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair in any material respect the rights of the Collateral Agent in the Receivables, except as permitted by Section 3.5.

         3.5 Collection. Each Assignor shall use reasonable efforts to endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts, services or products which are delinquent, such amounts, services or products to be collected in accordance with generally

                                                                   Exhibit H-1-A
                                                                         Page 12

accepted lawful collection procedures) any and all amounts, services or products owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts, services or products as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts, services or products owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment or exchange, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

         3.6 Instruments. If any Assignor owns or acquires any Instrument constituting Collateral, such Assignor will within 10 days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

         3.7 Further Actions . Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably request to preserve and protect its security interest in the Collateral.

         3.8 Assignors Remain Liable Under Receivables and Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables and each Contract to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of the agreement giving rise to such Receivables or such Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable or such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto) or any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

         3.9 Deposit Accounts; Etc. (a) No Assignor maintains, or at any time after the Second Restatement Effective Date shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in

                                                                   Exhibit H-1-A
                                                                         Page 13

Section 9-102 of the UCC) whose jurisdiction (determined in accordance with
Section 9-304 of the UCC) is within a State of the United States. Annex M hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective Bank with respect to such Deposit Account. For each Deposit Account (other than (i) the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent, (ii) Deposit Accounts with an aggregate monthly balance of less than $10,000, provided that, with respect to this clause (ii) only, the aggregate amount in all such Deposit Accounts excluded pursuant to this clause
(ii) does not exceed $200,000 at any time, (iii) payroll accounts and (iv) such other accounts used solely for disbursement purposes), the respective Assignor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 60 days after the Second Restatement Effective Date or, if later, at the time of the establishment of the respective Deposit Account, a "control agreement" in the form of Annex O hereto (appropriately completed), with such changes thereto as may be acceptable to the Collateral Agent. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a "control agreement", then the respective Assignor shall promptly (and in any event within 60 days after the date of this Agreement or, if later, 30 days after the opening of such account) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this
Section 3.9. If any bank with which a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent's security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a "control agreement" without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

         (b) After the Second Restatement Effective Date, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate "control agreement" shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex M hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

         3.10 Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any

                                                                   Exhibit H-1-A
                                                                         Page 14

drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

         3.11 Commercial Tort Claims. All Commercial Tort Claims of each Assignor and any events or circumstances that would reasonably be expected to give rise to any Commercial Tort Claims of each Assignor as of the date of this Agreement are described in Annex N hereto. If any Assignor shall at any time and from time to time after the Second Restatement Effective Date become aware of any Commercial Tort Claims or events or circumstances that would reasonably be expected to give rise to a Commercial Tort Claim of such Assignor, in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Assignor shall
(i) promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest in all such Commercial Tort Claims and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and
(ii) perform all actions reasonably requested by the Collateral Agent to perfect such security interest in such Commercial Tort Claims.

         3.12 Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has "control" of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

         4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Marks listed in Annex D hereto and that said listed Marks constitute all the Marks that such Assignor presently owns or uses in connection with its business and include all the United States federal registrations or applications registered in the United States Patent and Trademark Office. Each Assignor represents and warrants that it owns or otherwise has the right to use all Marks that it uses. Each Assignor further warrants that it has no knowledge as of the Second Restatement Effective Date, of any material third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any rights in any trademark, service mark or trade name. Each Assignor represents and warrants that it is the beneficial and record owner of all trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting and have not been canceled and that such Assignor is not aware of any material third party claim that any of said registrations is invalid or unenforceable, or that there is any reason that any of said applications will not pass to registration. Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in

                                                                   Exhibit H-1-A
                                                                         Page 15

the United States Patent and Trademark Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Marks covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such an Assignment of Security Interest in United States Trademark and Patents covering all right, title and interest in each United States Mark, and the associated goodwill, of such Assignor, and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the U.S. Patent and Trademark Office or secretary of state or equivalent governmental agency of any State of the United States or any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

         4.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under any Mark that is material to the business of such Assignor absent prior written approval of the Collateral Agent, except as otherwise permitted by this Agreement or the Credit Agreement.

         4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to,
(i) any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor's rights in and to any Mark, or (ii) with respect to any party claiming that such Assignor's use of any Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute, in accordance with reasonable business practices, any Person infringing any Mark.

         4.4 Preservation of Marks. Each Assignor agrees to use its Marks in interstate or foreign commerce, as the case may be, during the time in which this Agreement is in effect, sufficiently to preserve such Marks as valid and subsisting trademarks or service marks under the laws of the United States or the relevant foreign jurisdiction; provided that no Assignor shall be obligated to preserve any Mark to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

         4.5 Maintenance of Registration. Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents required by the Trademark Act of 1946, as amended, 15 U.S.C. ss.ss. 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of continued use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. ss.ss. 1058, 1059 and 1065 and any foreign equivalent thereof, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided that no Assignor shall be obligated to preserve any Mark to the extent such Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

                                                                   Exhibit H-1-A
                                                                         Page 16

         4.6 Future Registered Marks. If any registration for any Mark that is material to its business issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

         4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same and the goodwill of such Assignor's business symbolized by said Marks and the right to recover for past infringements thereof, vested in the Collateral Agent for the benefit of the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor, in the case of Marks and rights therein owned or held by any Assignor which constitute Excluded Senior [Subordinated] Secured Notes Collateral), in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the relevant Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section
4.1 to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark applications therefor in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

                                   ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

         5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use all rights in (i) all trade secrets and proprietary information necessary to operate the business of such Assignor (the "Trade Secret Rights"),
(ii) the Patents listed in Annex E hereto and (iii) the Copyrights listed in Annex F hereto, that said Patents constitute all the patents and applications for patents that such Assignor now owns and that are necessary in the conduct of the business of such Assignor and that such Copyrights constitute all registrations of copyrights and applications for copyright registrations that the Assignor now owns and that are necessary in the conduct of the business of such Assignor. Each Assignor further represents and warrants that it has the

                                                                   Exhibit H-1-A
                                                                         Page 17

exclusive right to use and practice under all Patents and Copyrights that it owns and has the exclusive right to exclude others from using or practicing under any Patents it owns. Each Assignor further warrants that, as of the Second Restatement Effective Date it has no knowledge of any material third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any rights in any patent or copyright or such Assignor has misappropriated any trade secret or proprietary information. Each Assignor represents and warrants that upon the recordation of an Assignment of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office and the recordation of an Assignment of Security Interest in United States Copyrights in the form of Annex H hereto in the United States Copyright Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished. Upon obtaining any Patent, each Assignor agrees to execute an Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and upon obtaining any Copyright, to execute such an Assignment of Security Interest in United States Copyrights covering all right, title and interest in each United States Copyright of such Assignor and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the U.S. Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction or the U.S. Copyright Office or equivalent governmental agency in any foreign jurisdiction in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

         5.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright that is material to the business of such Assignor absent prior written approval of the Collateral Agent, except as otherwise permitted by this Agreement or the Credit Agreement.

         5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to infringement, contributing infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or the use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that the practice of any Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to prosecute, in accordance with reasonable business practices, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right.

         5.4 Maintenance of Patents and Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 and any foreign equivalent thereof to maintain in force rights under each Patent, and to apply as permitted pursuant to applicable law for any renewal of each Copyright absent prior written consent of the Collateral Agent; provided, that, no Assignor shall be obligated to pay any such fees or apply for any such renewal to the extent that such Assignor determines, in its reasonable business

                                                                   Exhibit H-1-A
                                                                         Page 18

judgment, that the preservation of such Patent or Copyright is no longer desirable in the conduct of its business.

         5.5 Prosecution of Patent or Copyright Application. At its own expense, each Assignor shall prosecute, in accordance with reasonable business practices, all applications for Patents listed in Annex E hereto and for Copyrights listed in Annex F hereto and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

         5.6 Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a Patent or of a Copyright registration, or of filing of an application for a Patent or Copyright registration, that is in each case material to its business, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright registration or Patent or certificate or registration of, or application therefor, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be satisfactory to the Collateral Agent.

         5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor, in the case of Patents and Copyrights and rights therein owned or held by any Assignor which constitute Excluded Senior [Subordinated] Secured Notes Collateral), in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the relevant Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents, Copyrights and Trade Secret Rights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights and/or Trade Secret Rights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights to the Collateral Agent for the benefit of the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor, in the case of Patents and Copyrights and rights therein owned or held by any Assignor which constitute Excluded Senior [Subordinated] Secured Notes Collateral).

                                   ARTICLE VI

                 SPECIAL PROVISIONS CONCERNING TRACTOR TRAILERS

6.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true, lawful, sole and exclusive owner of or otherwise has the right to use the Tractor Trailers of such Assignor listed in Part A of Annex I hereto and that said listed Tractor Trailers constitute all the Tractor Trailers that such Assignor presently owns or uses in

                                                                   Exhibit H-1-A
                                                                         Page 19

connection with its business. Each Assignor represents and warrants that it is the true, lawful, sole and exclusive owner of the Tractor Trailers of such Assignor listed on Parts B and C of Annex I hereto and that said listed Tractor Trailers constitute all the Tractor Trailers that such Assignor owns in connection with its business as of the Second Restatement Effective Date. Each Assignor represents and warrants that upon the recordation of a security interest in favor of the Collateral Agent on the certificate of title for each Tractor Trailer listed on Parts B and C of Annex I and the filing of such certificates of title in the state or province specified for such Tractor Trailer on Parts B or C, as the case may be, of Annex I (which recordations have been made if this representation and warranty is being made (x) in the case of a recordation of a certificate of title for a Tractor Trailer listed on Part B of Annex I, on or prior to the Second Restatement Effective Date and (y) in the case of a recordation of a certificate of the title for a Tractor Trailer listed on Part C of Annex I, on or after the 90th day following the Second Restatement Effective Date), all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent for the benefit of the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor, in the case of Tractor Trailers and rights therein owned or held by any Assignor which constitute Excluded Senior [Subordinated] Secured Notes Collateral) in the Tractor Trailers listed on Part B of Annex I and covered by this Agreement will have been accomplished, and such security interests shall be perfected under applicable law. Each Assignor agrees to execute all documentation reasonably required to effect such recordations and to cause the filing of the relevant certificates of title with the appropriate state or provincial governmental agency. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the relevant governmental agency of any state or province in order to effect an absolute assignment of all right, title and interest in each Tractor Trailer, and register the same.

         6.2 Maintenance of Registration. Each Assignor shall, at its own expense and in accordance with reasonable business practices, process all documents required by the relevant state and provincial governmental agencies to maintain vehicle registrations, for all of its owned Tractor Trailers.

         6.3 Subsequently Acquired Tractor Trailers. Within 90 days following the acquisition of any Tractor Trailer (or such later date as the Collateral Agent shall determine in its sole discretion), the relevant Assignor shall, at its own expense, cause a security interest in favor of the Collateral Agent to be recorded on the certificate of title for such Tractor Trailer and cause each such certificate of title to be filed in the relevant state or province in which such Tractor Trailer is registered. Each Assignor agrees to execute all documentation reasonably required to effect such recordations and to cause the filing of relevant certificates of title with the appropriate state or provincial governmental agency.

         6.4 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Tractor Trailers, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 6.1 to execute, cause to be acknowledged and notarized and to

                                                                   Exhibit H-1-A
                                                                         Page 20

record said absolute assignment with the applicable agency; (ii) take and use or sell the Tractor Trailers; and (iii) request such Assignor to (whereupon such Assignor shall) deliver all of the certificates of title for each Tractor Trailer owned by such Assignor to the Collateral Agent.

         6.5 Further Assurances. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its owned Tractor Trailers, documents of title, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Tractor Trailers constituting Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Tractor Trailers constituting Collateral.

                                  ARTICLE VII

                      PROVISIONS CONCERNING ALL COLLATERAL

         7.1 Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Secured Debt Agreements; all policies or certificates with respect to such insurance (and any other insurance maintained by such Assignor); (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming each of the the Collateral Agent and the other Secured Creditors as additional insureds); (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days' prior written notice thereof by the insurer to the Collateral Agent; and (iii) certified copies of such policies or certificates shall be deposited with the Collateral Agent to the extent, at the times and in the manner specified in the Credit Agreement. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Except as otherwise permitted to be retained or expended by the relevant Assignor pursuant to the Credit Agreement (or, after the Credit Document Obligations Termination Date, any other Secured Debt Agreement), the Collateral Agent shall, upon receipt of any proceeds from insurance maintained by any Assignor, apply such proceeds in accordance with the Credit Agreement (or, after the Credit Document Obligations Termination Date, in accordance with the instructions of the Required Secured Creditors), or after the Obligations have been accelerated or otherwise become due and payable, with Section 8.4. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

                                                                   Exhibit H-1-A
                                                                         Page 21

         7.2 Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         7.3 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

         7.4 Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements (including, without limitation (x) financing statements which list the Collateral specifically and/or "all assets" as collateral and (y) "in lieu of" financing statements) without the signature of such Assignor where permitted by law, and so long as no Default or Event of Default is in existence, the Collateral Agent shall give notice to such Assignor of any such filing.

         7.5 Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

                                  ARTICLE VIII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

         8.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and

                                                                   Exhibit H-1-A
                                                                         Page 22

under the other provisions of this Agreement, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may also:

                  (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

                  (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

                  (iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depository bank to the Cash Collateral Account and withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 8.4;

                  (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 8.2, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

                  (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                           (x) forthwith cause the same to be moved to the place
                  or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                           (y) store and keep any Collateral so delivered to the
                  Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 8.2; and

                           (z) while the Collateral shall be so stored and kept,
                  provide such guards, other security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

                  (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on

                                                                   Exhibit H-1-A
                                                                         Page 23

         such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

                  (vii) apply any monies constituting Collateral or proceeds thereof in accordance with Section 8.4; and

                  (viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC.

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.

         8.2 Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 8.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation to be selected by the Collateral Agent. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not

                                                                   Exhibit H-1-A
                                                                         Page 24

permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral of such Assignor valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

         8.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

                  (i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Upon the occurrence of and during the continuance of an Event of Default, any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

         8.4 Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral (other than Excluded Senior [Subordinated] Secured Notes Collateral) pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof (or, if any other Security Document requires proceeds of "collateral" thereunder (other than Excluded Collateral) to be applied in accordance with the terms of this Agreement, by such other "collateral agent" thereunder pursuant to the enforcement of such Security Document or the exercise of the remedial provisions thereof), together with all

                                                                   Exhibit H-1-A
                                                                         Page 25

other moneys received by the Collateral Agent hereunder (or such other "collateral agent" under such other Security Documents) as a result of any such enforcement or the exercise of any such remedial provisions (other than with respect to Excluded Collateral) or as a result of any distribution of any Collateral (or "collateral" under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Credit Party, or the application of any Collateral (or "collateral" under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) to the payment thereof or any distribution of Collateral (or "collateral" under any other Security Document, as the case may be) (in each case, other than Excluded Collateral) upon the liquidation or dissolution of any Credit Party, or the winding up of the assets or business of any Credit Party or under any Mortgage Policies (to the extent same does not constitute Excluded Collateral), shall be applied as follows:

                  (i) first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (iv), (v) and (vi) of the definition of "Obligations";

                  (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iv) fourth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iii), an amount equal to the outstanding Tertiary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Tertiary Obligations or, if the proceeds are insufficient to pay in full all such Tertiary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (v) fifth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iv), an amount equal to the outstanding Quaternary Obligations (as hereinafter defined) shall be paid to the Senior [Subordinated] Secured Notes Creditor as provided in Section 8.4(f), with the Senior [Subordinated] Secured Notes Creditor to receive an amount equal to the outstanding Quaternary Obligations or, if the proceeds are insufficient to pay in full all such Quaternary Obligations, the amount remaining to be distributed; and

                                                                   Exhibit H-1-A
                                                                         Page 26

                  (vi) sixth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (v), inclusive, and following the termination of this Agreement pursuant to Section 11.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

         (b) All moneys collected by the Collateral Agent upon any sale or other disposition of any Excluded Senior [Subordinated] Secured Notes Collateral pursuant to the enforcement of this Agreement or the exercise of any of the remedial provisions hereof (or, if any other Security Document requires proceeds of Excluded Collateral thereunder to be applied in accordance with the terms of this Agreement, by such other "collateral agent" thereunder pursuant to the enforcement of such Security Document or the exercise of the remedial provisions thereof), together with all other moneys received by the Collateral Agent hereunder (or such other "collateral agent" under such other Security Documents) with respect to Excluded Senior [Subordinated] Secured Notes Collateral (or Excluded Collateral, as applicable) as a result of any such enforcement or the exercise of any such remedial provisions or as a result of any distribution of any Excluded Senior [Subordinated] Secured Notes Collateral (or Excluded Collateral, as applicable) upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Credit Party, or the application of any Excluded Senior [Subordinated] Secured Notes Collateral (or Excluded Collateral, as applicable) to the payment thereof or any distribution of the Excluded Senior [Subordinated] Secured Notes Collateral (or Excluded Collateral, as applicable) upon the liquidation or dissolution of any Credit Party, or the winding up of the assets or business of any Credit Party or under any Mortgage Policy covering Excluded Senior [Subordinated] Secured Notes Collateral (or Excluded Collateral, as applicable), shall be applied as follows:

                  (i) first, to the payment of all Obligations owing the Collateral Agent of the type described in clauses (iv), (v) and (vi) of the definition of "Obligations";

                  (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iv) fourth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iii), an amount equal to the outstanding Tertiary Obligations (as hereinafter defined) shall be paid to the Secured Creditors as provided in Section 8.4(f), with each Secured Creditor receiving an amount equal to its outstanding

                                                                   Exhibit H-1-A
                                                                         Page 27

         Tertiary Obligations or, if the proceeds are insufficient to pay in full all such Tertiary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                  (v) fifth, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 11.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

         (c) For purposes of this Agreement (i) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations, Secondary Obligations, Tertiary Obligations or Quaternary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations, Secondary Obligations, Tertiary Obligations or Quaternary Obligations, as the case may be, (ii) "Primary Obligations" shall mean (x) in the case of the Non-Tranche D Credit Document Obligations, all principal of, and interest on, all Loans (other than Tranche D Term Loans), all Unpaid Drawings theretofore made (together with all interest accrued thereon), the aggregate Stated Amounts of all Letters of Credit issued under the Credit Agreement, and all Fees and (y) in the case of the Other Obligations, all amounts due under any Interest Rate Protection Agreement or Other Hedging Agreement (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities), (iii) "Secondary Obligations" shall mean all Obligations other than Primary Obligations, Tertiary Obligations and Quaternary Obligations, (iv) "Tertiary Obligations" shall mean all Tranche D Obligations and (v) "Quaternary Obligations" shall mean all Senior [Subordinated] Secured Notes Obligations. Furthermore, and notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that, after the Fifth Amendment Effective Date, the relevant Secured Creditors amend or modify the Credit Documents, the Senior [Subordinated] Secured Notes Documents or the other Secured Debt Agreements in a manner which has the effect of increasing the outstanding amount of the Primary Obligations, Secondary Obligations, Tertiary Obligations or Quaternary Obligations, as the case may be, above the amounts thereof as then in effect, then to the extent additional amounts are owing as a result thereof, such additional amounts shall be deemed to constitute Primary Obligations, Secondary Obligations, Tertiary Obligations or Quaternary Obligations, as the case may be, in each case so long as the amendments or modifications which effect such increased amounts are made in accordance with the requirements set forth in clause (x) of the second proviso appearing in the first sentence of Section 11.2(a) below.

         (d) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 8.4 only)
(i) first, to their Primary Obligations, (ii) second, to the Secondary Obligations (other than Secondary Obligations constituting indemnity or reimbursement obligations not then due and owing and for which no claim has been made at the time of the proposed payment), (iii) third, to their Tertiary Obligations and, in the case of distributions pursuant to Section 8.4(a), (iv) fourth, to their Quaternary Obligations.

                                                                   Exhibit H-1-A
                                                                         Page 28

       (e) Each of the Secured Creditors agrees and acknowledges that if the Non-Tranche D Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans (other than Tranche D Term Loans) and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Non-Tranche D Bank Creditors, as cash security for the repayment of Non-Tranche D Credit Document Obligations owing to the Non-Tranche D Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Non-Tranche D Credit Document Obligations owing to the Non-Tranche D Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 8.4(a) or (b) hereof, as applicable.

         (f) Except as set forth in Section 8.4(e), all payments required to be made hereunder shall be made (w) if to the Non-Tranche D Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of (and for distribution to) the Non-Tranche D Bank Creditors, (x) if to the Tranche D Banks, to the Administrative Agent under the Credit Agreement for the account of (and for distribution to) the Tranche D Banks, (y) if to the Senior [Subordinated] Secured Notes Creditor, to the Senior [Subordinated] Secured Notes Indenture Trustee under the Senior [Subordinated] Secured Notes Indenture for the account of (and for distribution to) the Senior [Subordinated] Secured Notes Trustee and the Senior [Subordinated] Secured Noteholders in accordance with the requirements of the Senior [Subordinated] Secured Notes Indenture and
(z) if to any other Secured Creditor (other than the Collateral Agent), to the Authorized Representative for such other Secured Creditor, or in the absence of such an Authorized Representative, directly to such other Secured Creditor.

         (g) For purposes of applying payments received in accordance with this
Section 8.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement, (ii) the Senior [Subordinated] Secured Notes Trustee under the Senior [Subordinated] Secured Notes Indenture and (iii) each Authorized Representative of an Other Creditor (or, in the absence of any such Authorized Representative, directly upon such other relevant Secured Creditors), for a determination (which each Authorized Representative for any Secured Creditor and the Secured Creditors agree to provide upon request of the Collateral Agent) of the outstanding Primary Obligations, Secondary Obligations, Tertiary Obligations and Quaternary Obligations (and Dollar Equivalents thereof) owed to the Non-Tranche D Bank Creditors, the Tranche D Banks, the Other Creditors or the Senior [Subordinated] Secured Notes Creditor, as the case may be. Unless it has actual knowledge (including by way of written notice from any Bank Creditor, any Other Creditor or any of their respective Authorized Representatives) to the contrary, the Administrative Agent and each other Authorized Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

                                                                   Exhibit H-1-A
                                                                         Page 29

         (h) Distributions made in accordance with this Section 8.4 shall, notwithstanding anything to the contrary contained in this Agreement, be subject to [(i) the express subordination provisions contained in the Senior Subordinated Secured Notes Documents and, as a result thereof, to the extent any Secured Creditor receives a distribution pursuant to this Section 8.4 which must be turned over or applied in accordance with said subordination provisions, said subordination provisions shall control the ultimate distribution of such amounts and (ii)](6) the turnover provisions contained in Section 15 of the Credit Agreement and, as a result thereof, to the extent any Tranche D Bank receives a distribution pursuant to this Section 8.4 which must be turned over to the Non-Tranche D Bank Creditors in accordance with said provisions, such provisions shall control the ultimate distribution of such amounts.

         (i) It is understood and agreed that each of the Assignors shall remain liable to the relevant Secured Creditors to the extent of any deficiency between the amount of the proceeds of the Collateral received by such Secured Creditors hereunder and the aggregate amount of the sums referred to in clause (a) or (b), as the case may be, of this Section with respect to the relevant Assignor.

         8.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or any other Secured Debt Agreement now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject to the last sentence of Section 8.1, be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

         8.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to

----------
(6) Bracketed text to be included in the event a Qualified Exchange Transaction is to be consummated.

                                                                   Exhibit H-1-A
                                                                         Page 30

the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                   ARTICLE IX

                                    INDEMNITY

         9.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 9.1 referred to individually as an "Indemnitee," and, collectively, as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including attorneys' fees and expenses) (for the purposes of this Section 9.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 9.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

         (b) Without limiting the application of Section 9.1(a), each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

         (c) Without limiting the application of Section 9.1(a) or (b), each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and

                                                                   Exhibit H-1-A
                                                                         Page 31

against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

         (d) If and to the extent that the obligations of any Assignor under this Section 9.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         9.2 Indemnity Obligations Secured by Collateral; Survival . Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article IX shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the full repayment of all the Senior [Subordinated] Secured Notes, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE X

                                   DEFINITIONS

         The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined in this Article X, terms used in this Agreement shall have the meaning provided such terms in the Credit Agreement (or, at any time on and after the Credit Documents Obligations Termination Date, the Credit Agreement as in effect on such date (without giving effect to the termination thereof)).

         "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

         "Agreement" shall have the meaning provided in the preamble to this Agreement.

         "As-Extracted Collateral" shall mean "as-extracted collateral" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Assignor" shall have the meaning provided in the preamble to this Agreement.

         "Authorized Representative" shall have the meaning provided in Annex J hereto.

         "Bank Creditors" shall have the meaning provided in the recitals to this Agreement.

                                                                   Exhibit H-1-A
                                                                         Page 32

         "Banks" shall have the meaning provided in the recitals to this Agreement.

         "Canadian Borrower" shall have the meaning provided in the recitals to this Agreement.

         "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor in the case of cash constituting Excluded Senior [Subordinated] Secured Notes Collateral).

         "Chattel Paper" shall mean "chattel paper" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York. Without limiting the foregoing, the term "Chattel Paper" shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

         "Class" shall have the meaning provided in Section 11.2 of this Agreement.

         "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

         "Collateral Agent" shall have the meaning provided in the preamble to this Agreement.

         "Commercial Tort Claims" shall mean "commercial tort claims" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Contract Rights" shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts and any or all Excluded Contracts,
(ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

         "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreement or Other Hedging Agreement) to the extent the grant by an Assignor of a security interest pursuant to this Agreement in its right, title and interest in any such contract is not prohibited by such contract (or, if prohibited, the consent of each other party is obtained) and would not give any other party to such contract the right to terminate, or automatically result in the termination of, such other party's obligations thereunder or the Assignor's rights thereunder (those contracts where such grant is so prohibited (and consent not obtained) or resulting in such a right of or automatic termination are referred to herein as "Excluded Contracts").

         "Copyrights" shall mean any U.S. or foreign copyright owned by any Assignor, including any registrations of any Copyrights, in the U.S. Copyright Office or the equivalent thereof in any foreign country, as well as any application for a U.S. or foreign copyright registration now or hereafter made with the U.S. Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.

                                                                   Exhibit H-1-A
                                                                         Page 33

         "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

         "Credit Documents" shall mean the "Credit Documents" under, and as defined in, the Credit Agreement and shall include any credit documentation executed and delivered in connection with any replacement or refinancing Credit Agreement.

         "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article X.

         "Credit Document Obligations Termination Date" shall mean that date upon which all Credit Document Obligations (other than those arising from indemnities for which no request has been made) have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated.

         "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Deposit Accounts" shall mean all "deposit accounts" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Documentation Agent" shall have the meaning provided in the recitals to this Agreement.

         "Documents" shall mean "documents" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Electronic Chattel Paper" shall mean "electronic chattel paper" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessories thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto but excluding Equipment to the extent it is subject to a Permitted Lien and the terms of the Indebtedness securing such Permitted Lien prohibits assignment of, or granting of a security interest in, such Assignor's rights and interests therein.

         "Event of Default" shall mean (i) any Event of Default under, and as defined in, the Credit Agreement, (ii) any Event of Default under, and as defined in, the Senior [Subordinated] Secured Notes Indenture, (iii) any payment default under any Interest Rate

                                                                   Exhibit H-1-A
                                                                         Page 34

Protection Agreement or Other Hedging Agreement and (iv) any payment default on any of the Obligations after the expiration of any applicable grace period.

         "Excluded Senior [Subordinated] Secured Notes Collateral" shall mean and include (i) all capital stock, Notes, Instruments, Investment Property and other equity interests and Securities owned or held by any Assignor, (ii) [any and all Collateral owned or held by Holdings, (iii)] any and all assets of the Assignors that are covered by a certificate of title issued by any foreign country or governmental unit thereof or, in the case of Marks, Patents, Copyrights and Permits, registered, filed or issued, as the case may be, under the laws of any foreign country or governmental unit thereof and all other assets owned or held by any Assignor situated, located or held outside the United States, in each case, to the extent that the perfection of a security interest in such assets cannot be effected under the laws of the United States or any State thereof and [(iii)] [(iv)] all Proceeds of the Collateral described in preceding clauses [(i) and (ii)] [(i), (ii) and (iii)].

         "Excluded Collateral" shall mean and include (i) Excluded Senior [Subordinated] Secured Notes Collateral, (ii) any "collateral" under any Canadian Security Document, Mexican Security Document or Additional Foreign Security Agreement and (iii) and any other "collateral" under any other Security Document which is excluded as security for, or does not secure, the Senior [Subordinated] Secured Notes Obligations, to the extent such other "collateral" constitutes (I) collateral of the type described in clause (i) of the definition of "Excluded Senior [Subordinated] Secured Notes Collateral", (II) [collateral of any type owned or held by Holdings, (III)] assets that are covered by certificate of title issued by a foreign country or governmental unit thereof or, in the case of intellectual property and permits, registered, filed or issued, as the case may be, under the laws of any foreign country or governmental unit thereof or other assets situated, located or held outside the United States, in each case, to the extent that the perfection of a security interest in such assets cannot be effected under the laws of the United States or any State thereof or (IV) proceeds of any "collateral" described in preceding clauses [(I) and (II)] [(I), (II) and (III)].

         "Excluded Contracts" shall have the meaning provided in the definition of Contracts.

         "General Intangibles" mean "general intangibles" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Goods" shall mean "goods" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Health-Care-Insurance Receivable" shall mean any
"health-care-insurance receivable" as such term is defined in the Uniform Commercial Code as in effect on Second Restatement Effective Date in the State of New York.

                                                                   Exhibit H-1-A
                                                                         Page 35

         ["Holdings" shall have the meaning provided in the recitals to this Agreement.](7)

         "Indemnitee" shall have the meaning provided in Section 9.1 of this Agreement.

         "Instrument" shall mean "instrument" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Interest Rate Protection Agreement or Other Hedging Agreement" shall have the meaning provided in the recitals to this Agreement.

         "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor.

         "Investment Property" shall mean "investment property" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Letter-of-Credit Rights" shall mean "letter-of-credit rights" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

         "Location" of any Assignor, shall mean such Assignor's "location" as determined pursuant to Section 9-307 of the UCC.

         "Marks" shall mean all right, title and interest in and to any U.S. or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any State of the United States or in any foreign country, and any trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used.
----------
(7)   See footnote 1.

                                                                   Exhibit H-1-A
                                                                         Page 36


         "Non-Senior [Subordinated] Secured Notes Obligations" shall mean all Obligations other than Senior [Subordinated] Secured Notes Obligations.

         "Non-Senior [Subordinated] Secured Notes Obligations Termination Date" shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated, all Letters of Credit issued under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been indefeasibly repaid in full, all Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Other Creditors have been terminated, and all other Obligations (other than (I) the Senior [Subordinated] Secured Notes Obligations and (II) those Obligations arising from indemnities for which no claim has been made) then owing have been indefeasibly paid in full.

         "Non-Tranche D Bank Creditors" shall mean the Bank Creditors (other than the Tranche D Banks).

         "Non-Tranche D Credit Document Obligations" shall mean the Credit Document Obligations (other than the Tranche D Obligations).

         "Non-Tranche D Credit Document Obligations Termination Date" shall mean that date upon which all Non-Tranche D Credit Document Obligations (other than those arising from indemnities for which no request has been made) have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated.

         "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of [Holdings] [the U.S. Borrower] or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of each Assignor owing to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Assignor is a party (including, in the case of each Guarantor, all such obligations and indebtedness under any Guaranty to which such Assignor is a party) and the due performance and compliance by each Assignor with the terms, conditions and agreements of each such Credit Document (all such obligations or liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of each Assignor owing to the Other Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, including, in the case of each Guarantor, all obligations under the Guaranty in respect of Interest Rate Protection Agreements or Other Hedging Agreements, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in any such Interest Rate Protection Agreement or Other Hedging Agreement (all such obligations and indebtedness under this clause (ii) being

                                                                   Exhibit H-1-A
                                                                         Page 37




herein collectively called the "Other Obligations"); (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and expenses, all interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of [Holdings] [the U.S. Borrower] or any other Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of each Assignor owing to the Senior [Subordinated] Secured Noteholders and the Senior [Subordinated] Secured Notes Creditor, whether now existing or hereafter incurred under, arising out of or in connection with any Senior [Subordinated] Secured Notes Document to which such Assignor is a party (including, in the case of each Subsidiary Guarantor, all such obligations and indebtedness under any guaranty constituting a Senior [Subordinated] Secured Notes Document to which such Assignor is a party) and the due performance and compliance by each Assignor with all of the terms, conditions and agreements contained in each such Senior [Subordinated] Secured Notes Document (all such obligations and liabilities under this clause (iii) being herein collectively called the "Senior [Subordinated] Secured Notes Obligations"); (iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii), (iii) and (iv) after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (vi) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 9.1 of this Agreement. It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement; provided that in the case of additional extensions of credit included as "Obligations" hereunder by way of an amendment or modification to this Agreement, such amendment or modification (and the additional extension of credit permitted thereby) shall comply with the requirements of clause (x) of the second proviso appearing in the first sentence of Section 11.2(a). Notwithstanding anything to the contrary contained above in this definition, obligations and liabilities which would otherwise constitute Obligations pursuant to clause (iii) of the first sentence of this definition shall not constitute Obligations for purposes of (or be secured pursuant to) this Agreement to the extent incurred (or guaranteed) in violation of the provisions of Section 9.04 of the Credit Agreement as same is in effect on the Fifth Amendment Effective Date (but only with respect to that portion of indebtedness outstanding (or guaranteed) in violation thereof).

         "Original Amended and Restated U.S. Security Agreement" shall have the meaning provided in the recitals to this Agreement.

         "Other Creditors" shall have the meaning provided in the recitals to this Agreement.

         "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article X.

                                                                   Exhibit H-1-A
                                                                         Page 38

         "Patents" shall mean any U.S. or foreign patent with respect to which any Assignor now or hereafter has any right, title or interest, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a U.S. or foreign patent now or hereafter made by any Assignor.

         "Permits" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations (including certificates of need) of or from any governmental authority or agency.

         "Permitted Business" shall have the meaning provided in the Credit Agreement.

         "Primary Obligations" shall have the meaning provided in Section 8.4(c) of this Agreement.

         "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the Second Restatement Effective Date or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Pro Rata Share" shall have the meaning provided in Section 8.4(c) of this Agreement.

         "Quaternary Obligations" shall have the meaning provided in Section 8.4(c) of this Agreement.

         "Receivable" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered,
(iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term "account" shall include all Health-Care-Insurance Receivables.

         "Registered Organization" shall have the meaning provided in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

                                                                   Exhibit H-1-A
                                                                         Page 39

         "Required Secured Creditors" shall mean (i) at all times prior to the occurrence of the Non-Tranche D Credit Document Obligations Termination Date, the Required Banks (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Banks), (ii) at all times on and after the Non-Tranche D Credit Document Obligations Termination Date and prior to the Tranche D Credit Document Obligations Termination Date, the Required Tranche D Banks (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Tranche D Banks), and (iii) at all times on and after the Tranche D Credit Document Obligations Termination Date, the holders of at least the majority of the then outstanding Obligations (determined, in the case of Other Obligations, by the Collateral Agent in such reasonable manner as is acceptable to it and, in the case of the Senior [Subordinated] Secured Notes Obligations, by the Senior [Subordinated] Secured Notes Indenture Trustee in accordance with the provisions of the Senior [Subordinated] Secured Notes Indenture).

         "Requisite Creditors" shall have the meaning provided in Section 11.2 of this Agreement.

         "Secondary Obligations" shall have the meaning provided in Section 8.4(c) of this Agreement.

         "Second Restatement Effective Date" shall mean the date of the execution and delivery of this Agreement by each of the undersigned Assignors and the Collateral Agent.

         "Secured Creditors" shall mean, collectively, the Bank Creditors, the Other Creditors, and the Senior [Subordinated] Secured Notes Creditor.

         "Secured Debt Agreements" shall mean and include (i) this Agreement,
(ii) the Credit Agreement, the other Credit Documents and, to the extent then in effect, any Interest Rate Protection Agreement or Other Hedging Agreement entered into with any Other Creditors and (iii) the Senior [Subordinated] Secured Notes Documents.

         "Security" shall mean "security" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Senior [Subordinated] Secured Noteholders" shall have the meaning provided in the recitals to this Agreement.

         "Senior [Subordinated] Secured Notes" shall mean the U.S. Borrower's 12-1/2% Senior [Subordinated] Secured Notes due 2008 issued pursuant to the Senior [Subordinated] Secured Notes Indenture and otherwise in accordance with the requirements of the definition of "Senior [Subordinated] Secured Notes" contained in the Credit Agreement (as in effect on the Second Restatement Effective Date), as the same are in effect on the Second Restatement Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of the Credit Agreement. For purposes of this Agreement, the term "Senior [Subordinated] Secured Notes" shall include any senior secured notes issued in exchange for Senior [Subordinated] Secured Notes (as defined above in the absence of this sentence) pursuant to the Senior [Subordinated] Secured Notes Indenture, so long as same are issued in accordance with the requirements of the definition of "Permanent

                                                                   Exhibit H-1-A
                                                                         Page 40

Exchange Senior [Subordinated] Secured Notes" appearing in the Credit Agreement (as in effect on the Second Restatement Effective Date).

         "Senior [Subordinated] Secured Notes Creditor" shall mean the Senior [Subordinated] Secured Notes Indenture Trustee for the benefit of itself and the Senior [Subordinated] Secured Noteholders.

         "Senior [Subordinated] Secured Notes Documents" shall mean the Senior [Subordinated] Secured Notes, the Senior [Subordinated] Secured Notes Indenture and the other documents and instruments executed and delivered with respect to the Senior [Subordinated] Secured Notes or the Senior [Subordinated] Secured Notes Indenture, in each case as in effect on the Second Restatement Effective Date and the same may be amended, modified and/or supplemented time to time in accordance with the terms thereof and of the Credit Agreement.

         "Senior [Subordinated] Secured Notes Indenture" shall mean the
Indenture, dated as of [     ], 2002, among the U.S. Borrower, various
Subsidiaries of the U.S. Borrower and the Senior [Subordinated] Secured Notes Indenture Trustee, as in effect on the Second Restatement Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of the Credit Agreement.

         "Senior [Subordinated] Secured Notes Indenture Trustee" shall have the meaning provided in the recitals to this Agreement.

         "Senior [Subordinated] Secured Notes Obligations" shall have the meaning provided in the definition of Obligations.

         "Software" shall mean "software" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Supporting Obligations" shall mean any "supporting obligation" as such term is defined in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor's rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Receivable, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

         "Syndication Agent" shall have the meaning provided in the recitals to this Agreement.

         "Tangible Chattel Paper" shall mean "tangible chattel paper" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Termination Date" shall have the meaning provided in Section 11.8 of this Agreement.

                                                                   Exhibit H-1-A
                                                                         Page 41

         "Timber-to-be-Cut" shall mean "timber-to-be-cut" as such term is used in the Uniform Commercial Code as in effect on the Second Restatement Effective Date in the State of New York.

         "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

         "Tractor Trailer" shall mean any truck, tractor, trailer, tank trailer or other trailer or similar vehicle or trailer.

         "Tranche D Credit Document Obligations Termination Date" shall mean the date upon which all Tranche D Obligations (other than those arising under indemnities for which no claim has been made) have been paid in full and the Tranche D Term Loan Commitment has been terminated.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder from time to time.

         "U.S. Borrower" shall have the meaning provided in the recitals to this Agreement.

         "U.S. Pledge Agreement" shall have the meaning provided in the Credit Agreement.

         "U.S. Subsidiaries Guaranty" shall have the meaning provided in the recitals to this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

         (a) if to any Assignor, at its address set forth opposite its signature below;

         (b)      if to the Collateral Agent:

                  Credit Suisse First Boston
                  11 Madison Avenue
                  New York, New York  10010
                  Attention:  Agency Group
                  Telephone No.:  (212) 325-9940
                  Facsimile No.:  (212) 325-

                                                                   Exhibit H-1-A
                                                                         Page 42

         (c) if to any Bank Creditor (other than the Collateral Agent), at such address as such Bank Creditor shall have specified in the Credit Agreement; and

         (d) if to any other Secured Creditor, (x) to the Authorized Representative for such Secured Creditor or (y) if there is no such Authorized Representative, at such address as such Secured Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         11.2 Waiver; Amendment; Notice of Acceleration. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly and adversely affected thereby and the Collateral Agent (with the consent of the Required Secured Creditors); provided, that (i) additional Assignors may be added as parties hereto from time to time in accordance with Section 11.13 without the consent of any other Assignor or of the Secured Creditors, (ii) Assignors may be removed as parties hereto from time to time in accordance with
Section 11.14 without any consent of any other Assignor or of the Secured Creditors and (iii) any change, waiver, modification or variance affecting the rights and benefits of any Class (as defined below), with outstanding Obligations of the respective Class secured hereby at such time, of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such affected Class; provided further, however, that notwithstanding anything to the contrary provided in clause (iii) of the immediately preceding proviso, (x) the Required Secured Creditors may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof) and adding new creditors as "Secured Creditors" hereunder (either as part of an existing Class of Secured Creditors or as a newly created Class) and such changes shall not require the written consent of the Requisite Creditors of the various Classes, so long as (I) such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Credit Agreement, (II) in the case of any such extensions under the Credit Agreement or any Interest Rate Protection Agreement or Other Hedging Agreement, such extensions (and the obligations evidenced thereby) constitute ["Senior Debt" and/or "Guarantor Senior Debt"] ["Pari Passu Debt" and/or "Guarantor Pari Passu Debt"] under the Senior [Subordinated] Secured Notes Indenture and (III) in the case of any other extensions not described in preceding clause (II), such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Senior [Subordinated] Secured Notes Documents and (y) said clause (iii) shall not apply to any release of Collateral or any Assignor (or the termination of this Agreement) effected in accordance with the requirements of Section 11.8 or 11.14 of this Agreement, as the case may be. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether (w) the Non-Tranche D Bank Creditors as holders of the Non-Tranche D Credit Document Obligations, (x) Tranche D Banks as holders of the Tranche D Obligations, (y) the Other Creditors as holders of the Other Obligations or (z) the Senior [Subordinated] Secured Notes Creditor (with respect to the Senior [Subordinated] Secured Notes Obligations). For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (w) with respect to the Non-Tranche D Credit Document Obligations, the Required Banks (for this purpose determined after giving

                                                                   Exhibit H-1-A
                                                                         Page 43


effect to the last sentence of the definition thereof as if the assignment referred to therein had occurred), (x) with respect to the Tranche D Obligations, the Required Tranche D Banks, (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements (as determined by the Collateral Agent in such reasonable manner as is acceptable to it) and (z) with respect to the Senior [Subordinated] Secured Notes Obligations, the Senior [Subordinated] Secured Notes Creditor acting at the direction of the holders of at least a majority of all Senior [Subordinated] Secured Notes Obligations outstanding from time to time.

         (b) Each Secured Creditor (other than an Other Creditor), by its acceptance of the benefits of this Agreement, hereby authorizes its Authorized Representative to, and each such Authorized Representative (by such authorization) hereby agrees to, deliver to the Collateral Agent and each other Authorized Representative:

                  (i) in the case of the Administrative Agent, prompt written notice of the acceleration of any Credit Document Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the U.S. Borrower), although the failure to deliver any such notice shall not affect the validity of such acceleration; and

                  (ii) in the case of the Senior [Subordinated] Secured Notes Trustee, prompt written notice of the acceleration of the Senior [Subordinated] Secured Notes Obligations (such notice to be provided in the same manner and substantially contemporaneously with any notice provided to the U.S. Borrower), although the failure to deliver any such notice shall not affect the validity of such acceleration.

         11.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; (c) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any security for any of the Obligations; (d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (e) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee; or (f) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

         11.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the

                                                                   Exhibit H-1-A
                                                                         Page 44

consent of the Required Secured Creditors). Any Person that becomes a Secured Creditor after the Fifth Amendment Effective Date by its acceptance of any Note, any Senior [Subordinated] Secured Note or any Interest Rate Protection Agreement or the benefits of this Agreement, as the case may be, shall be bound by the terms hereof; it being understood that, as between the Senior [Subordinated] Secured Noteholders and the Senior [Subordinated] Secured Notes Creditor, no Senior [Subordinated] Secured Noteholder shall have any right to give any direction to the Collateral Agent with respect to any Collateral or take any action or exercise any right of a Secured Creditor under this Agreement or any other Security Documents, with all such directions, actions or rights to be given, taken or exercised, as the case may be, by the Senior [Subordinated] Secured Notes Creditor acting for the benefit of the holders of the Senior [Subordinated] Secured Notes Obligations, provided that nothing contained in the preceding clause shall be construed to limit the agreements set forth in the last sentence of Section 8.1. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and each other Secured Debt Agreement regardless of any investigation made by the Secured Creditors or on their behalf.

         11.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         11.6 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         11.7 Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

         11.8 Termination; Release. (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 9.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the earlier to occur of (x) the date upon which (i) the Non-Senior [Subordinated] Secured Notes Obligations Termination Date shall have occurred and (ii) if (but only if) an Event of Default under, and as defined in, the Senior [Subordinated] Secured Notes Indenture exists on the Non-Senior

                                                                   Exhibit H-1-A
                                                                         Page 45

[Subordinated] Secured Notes Obligations Termination Date, all Senior [Subordinated] Secured Notes Obligations (other than those arising from indemnities for which no claim has been made) then owing have been indefeasibly paid in full (or defeased in accordance with the terms of the Senior [Subordinated] Secured Notes Indenture) and (y) that date upon which the Required Secured Creditors shall have released all of the Collateral pledged hereunder in accordance with the requirements of Section 11.8(b) or (c) below.

         (b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition (other than a sale or disposition to any Assignor or any Subsidiary thereof) which (x) at all times prior to the Credit Document Obligations Termination Date, is permitted by the Credit Agreement and (y) does not violate the provisions of any other Secured Debt Agreement, then, so long as the U.S. Borrower certifies to the Collateral Agent that, at the time of the respective release and immediately after giving effect thereto (and to the sale or other disposition of the respective Collateral), either (x) no Obligations are or will be then due and payable or
(y) all Obligations which will then be due and payable as a result of such sale or disposition shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreements, the Collateral Agent, at the request and expense of the respective Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or disposed of and has not theretofore been released pursuant to this Agreement and (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so sold or disposed of as such Assignor may reasonably request; provided however, that if (but only if) an Event of Default under, and as defined in, the Senior [Subordinated] Secured Notes Indenture exists on the date of such sale or other disposition and such date is also the Non-Senior [Subordinated] Secured Notes Obligations Termination Date, only that portion of the Collateral sold or otherwise disposed of in order to repay in full the Credit Document Obligations and/or the Other Obligations on such date shall be (and shall be required to be) released pursuant to this Section 11.8(b) until such Event of Default (and all other Events of Default under, and as defined in, the Senior [Subordinated] Secured Notes Indenture) shall have been cured or otherwise waived by the Required Secured Creditors (determined after giving effect to the Non-Senior [Subordinated] Secured Notes Obligations Termination
Date), at which time such remaining Collateral shall be released as otherwise provided above (without regard to this proviso).

         (c) In addition to any release of Collateral pursuant to preceding clauses (a) and (b), all or any portion of the Collateral hereunder shall be released by the Collateral Agent at the written direction of, or with the written consent of, the Required Secured Creditors (which may be, but shall not be required to be, granted in connection with a repayment of all, or any specified portion, of the Obligations owing to such Secured Creditors) and, in connection therewith, the Collateral Agent, at the request and expense of the respective Assignor, will (i) duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so released and has not theretofore been released pursuant to this Agreement and (ii) execute such releases and discharges in respect of such Collateral as is then being (or has been) so released as such Assignor may reasonably request.

                                                                   Exhibit H-1-A
                                                                         Page 46

         (d) At any time that the respective Assignor desires that the Collateral Agent assign, transfer and deliver Collateral (and releases therefor) as provided in the foregoing Section 11.8(a), (b) or (c), it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to such Section 11.8(a), (b) or (c), as the case may be. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the relevant Assignor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. Upon any release of Collateral pursuant to Section 11.8(a), (b) or (c), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof; provided however, that if (but only if) an Event of Default under, and as defined in, the Senior [Subordinated] Secured Notes Indenture exists on the date of such release and such date is also the Non-Senior [Subordinated] Secured Notes Obligations Termination Date, any proceeds of any Collateral sold or otherwise disposed of on such date and not used to repay in full the Credit Document Obligations and/or the Other Obligations shall remain subject to the pledge hereunder (and continue to constitute Collateral) until such Event of Default (and all other Events of Default under, and as defined in, the Senior [Subordinated] Secured Notes Indenture) shall have been cured or otherwise waived by the Required Secured Creditors (determined after giving effect to the Non-Senior [Subordinated] Secured Notes Obligations Termination Date), at which time any continuing right or interest in such Collateral shall terminate.

         (e) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 11.8.

         (f) Without limiting the foregoing provisions of this Section 11.8, to the extent applicable following the qualification of the Senior [Subordinated] Notes Indenture under the Trust Indenture Act, (i) the Assignors shall comply with Section 314(d) of the Trustee Indenture Act in connection with the release of property or Liens hereunder(8) and (ii) the parties hereto agree that if any amendments to this Agreement or any other Security Documents are required in order to comply with the provisions of the Trust Indenture Act, such parties shall cooperate and act in good faith to effect such amendments as promptly as practicable.

         11.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the U.S. Borrower and the Collateral Agent.

----------
(8)   O'Sullivan to confirm to White & Case that the requirements of said
      Section 314(d) regarding substitute collateral do not in any way conflict with the pledge requirements hereunder (i.e., if a sale occurs and the consideration is part cash and part seller paper, the substitute collateral subject to pledge in favor of the Trustee may not be of equivalent value).

                                                                   Exhibit H-1-A
                                                                         Page 47

         11.10 The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and Annex J hereto. The Collateral Agent shall act hereunder on the terms and conditions set forth in
Section 12 of the Credit Agreement and in Annex J hereto, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in their entirety. In the event that any provision set forth in
Section 12 of the Credit Agreement in respect of the Collateral Agent conflicts with any provision set forth in Annex J hereto, the provisions of Annex J hereto shall govern (except that the Banks shall remain obligated to indemnify the Collateral Agent pursuant to Section 12 of the Credit Agreement, to the extent the Collateral Agent is not indemnified by Secured Creditors pursuant to Annex
J).

         11.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.12 Limited Obligations. It is the desire and intent of each Assignor and the Secured Creditors that this Agreement shall be enforced against each Assignor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each U.S. Subsidiary Guarantor constituting an Assignor have been limited as provided in the U.S. Subsidiaries Guaranty.

         11.13 Additional Assignors. It is understood and agreed that any Subsidiary of [Holdings] [the U.S. Borrower] that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or the Senior [Subordinated] Secured Notes Indenture shall become an Assignor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through F hereto and Annexes I, K, L, M and N hereto, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and
(z) taking all actions as specified in this Agreement, the Credit Agreement and the Senior [Subordinated] Secured Notes Indenture, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and action required above to be taken to the reasonable satisfaction of the Collateral Agent.

         11.14 Release of Assignors . If at any time all of the equity interests of any Assignor owned by [Holdings] [the U.S. Borrower] and its Subsidiaries are sold to any Person (other than [Holdings] [the U.S. Borrower] or any of its Subsidiaries) in a transaction which (x) at all times prior to the Credit Document Obligations Termination Date, is permitted pursuant to the Credit Agreement and (y) does not violate the terms of any other Secured Debt Agreement then in effect, then, at the request and expense of the U.S. Borrower, the respective Assignor shall be released as an Assignor pursuant to this Agreement (and the Collateral Agent is

                                                                   Exhibit H-1-A
                                                                         Page 48

authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it). At any time that the U.S. Borrower desires that an Assignor be released from this Agreement as provided in this Section 11.14, the U.S. Borrower shall deliver to the Collateral Agent a certificate signed by an Authorized Officer of the U.S. Borrower stating that the release of the respective Assignor is permitted pursuant to this Section 11.14. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the U.S. Borrower shall furnish legal opinions (from counsel, which may be in-house counsel, reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Assignor by it in accordance with (or which it in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 11.14.

         11.15 No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and their respective successors and assigns and for the benefit of the Secured Creditors from time to time and their respective successors and assigns and, except for the Secured Creditors and their successors and assigns, there shall be no third party beneficiaries hereof, nor shall any Person other than the parties hereto and their respective successors and assigns, and the Secured Creditors and their respective successors and assigns, be entitled to enforce the provisions hereof or have any claims against any party hereto (or any Secured Creditor) or their successors and assigns arising from, or under, this Agreement.

                                  ARTICLE XII

          SPECIAL AGREEMENTS AND ACKNOWLEDGEMENTS BY SECURED CREDITORS

By their acceptance of their respective Obligations and the benefits of this Agreement, the following agreements and acknowledgements are made by the Senior [Subordinated] Secured Creditor (and its successors and assigns) for the benefit of the Secured Creditors holding Non-Senior [Subordinated] Secured Notes Obligations (or, in the case of Sections 12.1(b), 12.2(b), 12.7 [and 12.8](9), all of the Secured Creditors for the benefit of the other Secured Creditors):

         12.1 Priorities With Respect to Collateral, etc . (a) The liens of the Non-Tranche D Bank Creditors, the Tranche D Banks, the Senior [Subordinated] Secured Notes Creditor and the Other Creditors in the Collateral shall be subject to: [(x)] the priorities for distributions in accordance with the terms of Section 8.4 (including, without limitation, in the case of (I) any distribution of any Collateral upon any bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of either Borrower or their respective Subsidiaries, or the application of any Collateral to the payment thereof and (II) any distribution of the Collateral upon the liquidation or dissolution of either Borrower or their respective Subsidiaries, or the winding up of the assets or business of either Borrower or their respective Subsidiaries)[and (y)

----------
(9) Bracketed text to be included in the event a Qualified Exchange Transaction is to be consummated.

                                                                   Exhibit H-1-A
                                                                         Page 49

the express subordination provisions (and only those subordination provisions) contained in the Senior Subordinated Secured Notes Indenture (which provisions shall apply in accordance with the express terms thereof)](10). The foregoing shall be effective at all times prior to the Termination Date, notwithstanding:
(i) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to any Credit Party; (ii) the priorities which would otherwise result from the order of creation, attachment or perfection of any such lien; (iii) the taking of possession of any of the Collateral by the Collateral Agent, any Bank Creditor, the Senior [Subordinated] Secured Notes Creditor or any Other Creditor; (iv) the filing of any financing statement or the recording of any mortgage or other instrument in any recording office; (v) the order in which any of the Non-Tranche D Credit Document Obligations, Tranche D Obligations, Other Obligations or Senior [Subordinated] Secured Notes Obligations is created; or (vi) whether any such lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses; and shall continue in full force and effect until the Termination Date.

         (b) Each Secured Creditor, by its acceptance of the benefits of the Security Agreement, hereby agrees for the benefit of the other Secured Creditors that, except as otherwise specifically provided in the immediately succeeding sentence, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the Security Agreement is delivered by [Holdings] [the U.S. Borrower] or any of its Subsidiaries to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of the Security Agreement and, in the event such collateral constitutes "Excluded Senior [Subordinated] Secured Notes Collateral", be subject to the pledge limitations for Senior [Subordinated] Secured Notes Obligations set forth in the Security Agreement.

         12.2 Right to Contest; etc. (a) The Senior [Subordinated] Secured Notes Creditor agrees for itself (and for the Senior [Subordinated] Secured Noteholders), and their respective successors and assigns, (i) not to contest or support any other Person in contesting, in any proceeding, including, without limitation, any bankruptcy, insolvency or liquidation proceeding, the priority, validity or enforceability of the Liens held by the Bank Creditors or the Other Creditors or the Collateral Agent (on behalf of such Secured Creditors) in the Collateral or the priority, validity or enforceability of the Obligations (so long as the Liens held by the Collateral Agent (in favor of the Senior [Subordinated] Secured Notes Creditor) in the Collateral (other than the Excluded Collateral), and the Senior [Subordinated] Secured Notes Obligations owing to the Senior [Subordinated] Secured Notes Creditors, are not subject to a contest initiated or supported by the Bank Creditors or the Other Creditors at such time), or the provisions of this Section 12 and (ii) that the Senior [Subordinated] Secured Notes Obligations are not (and shall not be construed to be) secured by any Excluded Collateral.

         (b) Each Secured Creditor (other than the Senior [Subordinated] Secured Notes Creditor) agrees for itself, and its successors and assigns, not to contest or support any other Person in contesting, in any proceeding, including, without limitation, any bankruptcy, insolvency or liquidation proceeding, the validity or enforceability of the Liens held by the

----------
(10)  To be included if a Qualified Exchange Transaction is to be consummated.

                                                                   Exhibit H-1-A
                                                                         Page 50

Senior [Subordinated] Secured Notes Creditor or the Collateral Agent (on behalf of the Senior [Subordinated] Secured Notes Creditor) in any Collateral (other than Excluded Collateral) or the validity or enforceability of the Senior [Subordinated] Secured Notes Obligations, in each case so long as the Liens held by the Bank Creditors, the Other Creditors or the Collateral Agent (on behalf of such Secured Creditors) in the Collateral is, and the relevant Obligations owing to such Secured Creditors are, valid and enforceable (and not subject to a contest initiated or supported by the Senior [Subordinated] Secured Notes Creditor or any Senior [Subordinated] Secured Noteholder) at such time.

         (c) Each Secured Creditor agrees for itself, and for its successors and assigns, that neither the Collateral Agent nor the Required Secured Creditors (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral (including Excluded Collateral) or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations, Other Obligations or Senior [Subordinated] Secured Notes Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.

         12.3 Payment Invalidated. In the event that any of the Non-Senior [Subordinated] Secured Notes Obligations shall be paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), formerly paid or satisfied Non-Senior [Subordinated] Secured Notes Obligations become unpaid or unsatisfied, the terms and conditions of this Section 12 shall be fully applicable thereto until all such Non-Senior [Subordinated] Secured Notes Obligations are again paid in full.

         12.4 Right to Amend. Etc. As between the Senior [Subordinated] Secured Notes Creditor and the other Secured Creditors (including, without limitation, the Banks), it is agreed that the Secured Creditors (excluding the Senior [Subordinated] Secured Notes Creditor in its capacity as such) may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from the Senior [Subordinated] Secured Notes Creditor in its capacity as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the Non-Senior [Subordinated] Secured Notes Obligations, (ii) obtain, release, or dispose of any Collateral for the Non-Senior [Subordinated] Secured Notes Obligations (subject, however, to Sections 11.2 and 11.8), or
(iii) amend or supplement in any manner this Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the Non-Senior [Subordinated] Secured Notes Obligations (subject, however, to Section 13.12 of the Credit Agreement and Section 11.2 hereof), and the provisions of this Section 12 shall continue in full force and effect with respect to all such Non-Senior [Subordinated] Secured Notes Obligations.

         12.5 Creation of Future Obligations. All of the Non-Senior [Subordinated] Secured Notes Obligations shall be deemed to have been funded by the relevant Secured Creditors in reliance upon the agreements contained in this
Section 12, and the Senior

                                                                   Exhibit H-1-A
                                                                         Page 51

[Subordinated] Secured Notes Creditor (i) expressly waives notice of acceptance of the agreements set forth herein, notice of reliance thereon and any other agreements and notice of the creation of any Non-Senior [Subordinated] Secured Notes Obligations after the Fifth Amendment Effective Date, (ii) agrees that the Secured Creditors shall be entitled to rely upon the agreements set forth herein at all times in creating Non-Senior [Subordinated] Secured Notes Obligations and
(iii) agrees that (w) additional extensions of credit may be made pursuant to the Credit Agreement, with the consent of the Required Banks in accordance with
Section 13.12 of the Credit Agreement and any other Banks whose consent is required thereunder, (x) additional Credit Document Obligations resulting therefrom may be designated as Non-Senior [Subordinated] Secured Notes Obligations (and shall be entitled to such priorities with respect to the Collateral as may be agreed amongst the Required Banks), (y) no further consent of the Senior [Subordinated] Secured Notes Creditor shall be required in connection therewith (so long as the incurrence of such Indebtedness under the Credit Agreement is not expressly prohibited by the Senior [Subordinated] Secured Notes Indenture) and (z) the provisions of this Section 12 (and Section 8.4) shall be fully applicable to the Credit Document Obligations so created in the future.

         12.6 Effectiveness. The provisions in this Section 12 (and Section 8.4) shall be effective both before and after the commencement of a bankruptcy, insolvency, liquidation or similar proceeding. All references in this Agreement to [Holdings] [the U.S. Borrower] or any of its Subsidiaries shall include such entity as debtor in possession or any receiver or trustee for such entity.

         12.7 Further Assurances. Each Secured Creditor agrees to take such further action and shall execute and deliver to the Administrative Agent, the Collateral Agent and the other Secured Creditors such additional documents and instruments (in recordable form, if requested) as the Administrative Agent, the Collateral Agent or such other Secured Creditors may reasonably request to effectuate the terms of, and the priorities established by, this Section 12. In addition, if in connection with any refinancing or replacement of indebtedness under the Credit Agreement, including as contemplated by the recitals hereof, the lenders or holders of the refinancing or replacement indebtedness require that such indebtedness be secured pursuant to separate security documents, each Secured Creditor agrees to take such actions and execute and deliver such documents, agreements and instruments as may be necessary or advisable in order to effect and maintain the relative priorities and rankings of security interests, rights, remedies and payments as contemplated hereby, including, without limitation, through intercreditor and subordination agreements. The Collateral Agent, for its part, agrees that it will from time to time upon the reasonable request of any Secured Creditor (and at the expense of the Assignors), furnish to such Secured Creditors copies of financing statements covering the Collateral which have been filed and such other information with respect to the Collateral in the possession of the Collateral Agent as may reasonably be requested by such Secured Creditor from time to time.

         [12.8 Nature of Senior Secured Notes Obligations. The Secured Creditors acknowledge and agree that the Senior Secured Notes Obligations constitute "senior indebtedness" of the U.S. Borrower and the various Subsidiary Guarantors, which is not subordinate in right of payment to any other Indebtedness of the U.S. Borrower or such Subsidiary Guarantors, as the case may be, it being understood however nothing in this Section

                                                                   Exhibit H-1-A
                                                                         Page 52

12.8 shall limit or modify the agreements contained in Section 8.4 or elsewhere in this Section 12 with respect to the priorities as to distributions of Collateral.](11)"

                                      * * *
----------
(11) Bracketed text to be included in the event a Qualified Exchange Transaction is not to be consummated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

3801 Corporex Park Drive                 QUALITY DISTRIBUTION, INC.
Tampa, FL  33619                                (f/k/a MTL, INC.),
                                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 LAKESHORE LEASING, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 MEXICO INVESTMENTS, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 CHEMICAL LEAMAN CORPORATION,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 CHEMICAL PROPERTIES, INC.,
Tampa, FL  33619                         as a Pledgor


                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 CAPACITY MANAGEMENT SYSTEMS, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

150 E. Pennsylvania Ave. #127            ENVIROPOWER, INC.,
Downington, PA  19335                    as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 PICKERING WAY FUNDING CORP.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

150 E. Pennsylvania Ave. #127            POWER PURCHASING, INC.,
Downington, PA  19335                    as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

150 E. Pennsylvania Ave. #127            AMERICAN TRANSINSURANCE GROUP, INC.,
Downington, PA  19335                    as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 CHEMICAL LEAMAN TANK LINES, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 FLEET TRANSPORT COMPANY, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 QUALA SYSTEMS, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 CLT SERVICES, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 QSI SERVICES, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 TRANSPLASTICS, INC.,
Tampa, FL  336190                        as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

Bank of America Center                   MTL OF NEVADA,
101 Convention Center Drive              as a Pledgor
Suite 850
Las Vegas, NV 89109
                                         By:  /s/ Leo Massey
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 QUALITY CARRIERS, INC.,
Tampa, FL  33619                         as a Pledgor


                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

Bank of America Center                   CLTL OF NEVADA,
101 Convention Center Dr. #850           as a Pledgor
Las Vegas, NV  89109

                                         By:  /s/ Leo Massey
                                             --------------------------------
                                         Title: President

3801 Corporex Park Drive                 CLM, INC.,
Tampa, FL  33619                         as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

150 E. Pennsylvania Ave. #127            LLI, INC.
Downington, PA  19335                    as a Pledgor

                                         By:  /s/ Thomas Finkbiner
                                             --------------------------------
                                         Title: President

CREDIT SUISSE FIRST BOSTON,
as Collateral Agent, as Assignee

By: /s/ Robert Hetu
   -----------------------------------------
     Title: Director

By:  /s/ Ian W. Nalitt
   -----------------------------------------
     Title: Associate